Exhibit 23
Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Comapny's previously filed Registration Statement File Nos. 333-20683, 333-18557, 33-60113, and 333-36693.

ARTHUR ANDERSEN LLP

Jacksonville, Florida
March 27, 1998
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